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                                                                   Exhibit 99.01

                            RESIDUAL VALUE OBLIGATION

         QUARTERLY CERTIFICATE FOR THE QUARTER ENDED SEPTEMBER 30, 2001

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

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
Securitization Distribution Dates during quarter:                    July 16, 2001        August 15, 2001        September 17, 2001

Allocation Dates during quarter:                                     July 17, 2001        August 16, 2001        September 18, 2001
Payment Date during quarter:                                                                                                    NA

AFCC Amount at beginning of quarter:                                                                             $     514,239,411

AFCC Amount at end of quarter:                                                                                   $     533,765,444

====================================================================================================================================


ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                                      $              --

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                                 $              --

Accrued RVO Payment Amount as of such Payment Date:                                                              $              --

Number of RVO's outstanding as of the applicable record date                                                                   N/A

Payment per RVO:                                                                                                 $              --


====================================================================================================================================

AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


           Residual Cash Flow Allocated for current period                                                                      --

           Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $     (23,111,591)

           Excess Litigation Reserve allocated:                                                                  $              --

RVO EXPENSES:

           Residual Cash Flow allocated to RVO Expenses:                                                         $              --

           Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $           5,356

LITIGATION EXPENSES:

           Residual Cash Flow allocated to Litigation Expenses:                                                  $              --

           Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $         453,536
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
AFCC AMOUNT:

           AFCC Amount at end of immediately preceding Allocation Date:                                          $     514,239,411

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                          $       6,427,993


               less: Residual Cash Flow allocated to AFCC Amount:                                                $              --

           AFCC Amount after allocation:                                                                         $     520,667,404

ACCRUED RVO PAYMENT AMOUNT:

           Residual Cash Flow allocated to Accrued RVO Payment Amount on such
           Allocation Date:                                                                                      $              --

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                     recent Payment Date on which RVO Payments were made:                                        $              --

           Accrued RVO Payment Amount on such Allocation Date:                                                   $              --

====================================================================================================================================

AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


           Residual Cash Flow allocated for current period                                                                      --

           Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $     (25,447,816)

           Excess Litigation Reserve allocated:                                                                  $              --

RVO EXPENSES:

           Residual Cash Flow allocated to RVO Expenses:

           Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $           5,372

LITIGATION EXPENSES:

           Residual Cash Flow allocated to Litigation Expenses:                                                  $              --

           Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $         454,935

AFCC AMOUNT:

           AFCC Amount at end of immediately preceding Allocation Date:                                          $     520,667,404

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                          $       6,508,343


               less: Residual Cash Flow allocated to AFCC Amount:                                                $              --

           AFCC Amount after allocation:                                                                         $     527,175,747

ACCRUED RVO PAYMENT AMOUNT:

           Residual Cash Flow allocated to Accrued RVO Payment Amount on such
           Allocation Date:                                                                                      $              --

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                     recent Payment Date on which RVO Payments were made:                                        $              --

           Accrued RVO Payment Amount on such Allocation Date:                                                   $              --

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
AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


           Residual Cash Flow allocated for current period                                                                      --

           Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $     (28,539,118)


           Excess Litigation Reserve allocated:                                                                  $              --

RVO EXPENSES:

           Residual Cash Flow allocated to RVO Expenses:

           Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $           5,390

LITIGATION EXPENSES:

           Residual Cash Flow allocated to Litigation Expenses:                                                  $              --

           Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $         456,407

AFCC AMOUNT:

           AFCC Amount at end of immediately preceding Allocation Date:                                          $     527,175,747

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                          $       6,589,697



               less: Residual Cash Flow allocated to AFCC Amount:                                                $              --

           AFCC Amount after allocation:                                                                         $     533,765,444

ACCRUED RVO PAYMENT AMOUNT:

           Residual Cash Flow allocated to Accrued RVO Payment Amount on such
           Allocation Date:                                                                                      $              --

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                     recent Payment Date on which RVO Payments were made:                                        $              --

           Accrued RVO Payment Amount on such Allocation Date:                                                   $              --

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